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                                                                 Exhibit 5.1

                       WILSON SONSINI GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION

                              650 PAGE MILL ROAD
             PALO ALTO, CALIFORNIA 94304-1050          JOHN ARNOT WILSON
         TELEPHONE 415-493-9300  FACSIMILE 415-493-6811     RETIRED



Concentric Network Corporation
10590 N Tantau Avenue
Cupertino, California 95014

Ladies and Gentlemen:

     You have requested our opinion with respect to certain matters in connection with the filing by Concentric Network Corporation (the "Company") of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), covering an underwritten public offering of up to 4,945,000 shares of Common Stock (the "Common
Stock"), including 945,000 shares to cover over-allotments, if any.

     In connection with this opinion, we have (i) examined and relied upon the Registration Statement and related Prospectus, the Company's Amended and Restated Certificate of Incorporation, as amended, and Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below, (ii) assumed that the Amended and Restated Certificate of Incorporation, as amended, will have been duly approved and filed with the office of the Delaware Secretary of State and (iii) assumed that the shares of Common Stock will be sold by the Underwriters at a price established by the Pricing
Committee of the Board of Directors of the Company.

     On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Common Stock, when sold and issued in accordance with the Registration Statement and related Prospectus, will be duly and validly issued, fully paid and nonassessable.

     We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and any amendment thereto and to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto.

                              Very truly yours,

                              WILSON, SONSINI, GOODRICH & ROSATI
                              Professional Corporation

                              /s/ Wilson, Sonsini, Goodrich & Rosati